Exhibit 5.1

VectivBio Holding AG Aeschenvorstadt 36 4051 Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00

June 16, 2022

VectivBio Holding AG – Registration Statement on Form F-3
Ladies and Gentlemen:
We have acted as special Swiss counsel to VectivBio Holding AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of (i) a registration statement on Form F-3, including the base prospectus dated May 12, 2022 (the Base Prospectus), filed with the United States Securities and Exchange Commission (the SEC) on May 4, 2022, and declared effective on May 12, 2022 (the Registration Statement), for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), certain securities, including registered ordinary shares of the Company, each with a nominal value of CHF 0.05 (the Ordinary Shares), with a maximum aggregate offering price of up to USD 200,000,000, as further described in the Registration Statement, and (ii) a prospectus supplement dated June 14, 2022 and filed with the SEC on June 16, 2022 (the Prospectus Supplement), relating to the offering and sale by the Company of up to 6,572,250 Ordinary Shares, including any Ordinary Shares to be sold, if and to the extent such option is exercised, to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters (the Offered Shares).
As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.
Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

I.Basis of Opinion
This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than as listed below) or any other matter.
For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.
For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively the Documents):
(i)an electronic copy of the Registration Statement, including the Base Prospectus;
(ii)an electronic copy of the Prospectus Supplement;
(iii)an electronic copy of the articles of association (Statuten) of the Company dated May 6, 2022, the form of which was filed as Exhibit 4.1 to a registration on Form F-3 filed with the SEC (file no. 333-265546) on June 13, 2022 (the Articles of Association); and
(iv)an electronic copy of an extract from the commercial register of the Canton of Basel-Stadt dated June 9, 2022 (the Register Extract).
No documents other than the Documents have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.
In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.
II.Assumptions
In rendering the opinion below, we have assumed the following:
(a)all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;
(b)all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;
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(c)all documents produced to us in draft form will be executed in the form of the draft submitted to us;
(d)to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;
(e)no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;
(f)the Registration Statement, including the Base Prospectus, the Prospectus Supplement, the Articles of Association and the Register Extract are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement, including the Base Prospectus, the Prospectus Supplement, the Articles of Association or the Register Extract, as the case may be, as of the date hereof;
(g)(i) the Offered Shares will not exceed the number of registered shares that may be issued under the Articles of Association (as may be amended from time to time), (ii) the Prospectus Supplement is effective, and (iii) the issuance and sale of and payment for the Offered Shares will be made in accordance with the Articles of Association (as may be amended from time to time), the Registration Statement, including the Base Prospectus, the Prospectus Supplement and Swiss law;
(h)prior to the issuance, offering and sale of any Offered Shares, the board of directors of the Company will have duly authorized the issuance, offering and sale of such Offered Shares and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance, offering and sale of such Offered Shares as contemplated in the Registration Statement or the Prospectus Supplement, as applicable, and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all such Offered Shares;
(i)the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) or intended acquisition in kind (Sachübernahme) without complying with the formal procedure set forth in article 628 of the Swiss Code of Obligations; and
(j)all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement, including the Base Prospectus, and the Prospectus Supplement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement, including the Base Prospectus, and the Prospectus Supplement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.
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III.Opinion
Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Offered Shares, if and when issued and paid for pursuant to the Articles of Association, the underlying contractual arrangements and Swiss law, in particular upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Basel-Stadt, and entered into the Company's book of uncertificated securities, will be validly issued, fully paid as to their nominal value and non-assessable.
IV.Qualifications
The above opinions are subject to the following qualifications:
(a)The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.
(b)The exercise of voting rights and rights related thereto with respect to any Offered Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.
(c)We express no opinion as to whether the Registration Statement, including the Base Prospectus, and the Prospectus Supplement are accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement, including the Base Prospectus, and the Prospectus Supplement provide sufficient information for investors to reach an informed assessment of the Company, any companies within the Company's consolidation perimeter and the Offered Shares.
(d)We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.
We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.
We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 6-K filed on the date hereof and to the incorporation by reference of this opinion in the Registration Statement, as amended, and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours
/s/ Homburger AG
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